MORNINGSTAR INDUSTRIAL HOLDINGS CORP.
                    7251 West Lake Mead Boulevard, Suite 300
                             Las Vegas, Nevada 89128

                                  April 6, 2006

Liverpoole, Inc.
High Street and Corn Alley
St. John, Antigua

     Re:  Acquisition of Liverpoole,  Inc. by  Morningstar  Industrial  Holdings
          Corp.

Gentlemen:

     This letter of intent (the "LOI") sets forth the agreement and understanding as to the terms of the acquisition of Liverpoole, Inc., a corporation organized and formed under the laws of Antigua, together with any subsidiary corporations ("Liverpoole"), by Morningstar Industrial Holdings Corp., a Nevada corporation ("Morningstar"), or a wholly owned subsidiary thereof:

1. Acquisition. Morningstar will acquire 100% of the issued and outstanding capital stock of Liverpoole. In consideration for such sale, Morningstar will deliver 25,000,000 shares of Morningstar common stock (the "Shares"). The Shares shall be delivered to the Liverpoole shareholders on the Closing Date.

2. Additional Conditions. The following additional parameters will be contained in the merger agreement:

     o The acquisition by Liverpoole of a 75% interest in various significant assets of a privately owned corporation organized under the laws of Antigua, which operates an online gaming business. Such assets include the rights to URL's, customer lists, certain software and licenses, as well as the rights to certain Internet domain names on or before April 28, 2006.

     o Prior to the Closing Date, Liverpoole will not enter into any material obligations or new compensatory arrangements without the consent of Morningstar. Material obligations do not include expenses related to the normal course of operations.

     o The merger agreement and related documents (collectively, the "Definitive Agreements") will contain representations, warranties, covenants, including non-competition and confidentiality covenants, conditions to close and indemnities usual to a transaction of this nature.

3. Costs. Each party agrees to pay, without right of reimbursement from the other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation. The cost associated with the audit of Liverpoole and/or Telton will be funded by Morningstar as a post-transaction expense.

4. Timeline. The confidentiality/standstill agreement is attached hereto. All parties will use their best efforts to complete the transactions outlined above as soon as practicable. It is expected that a merger agreement will be executed and the transaction will close in no event later than April 28, 2006. Neither party shall be obligated to consummate the transactions prior to the execution of definitive agreements, unless the parties agree thereto in writing.

5. Conduct of Business. Each party hereto hereby agrees to conduct its business in accordance with the ordinary, usual and normal course of business heretofore conducted by it. Thus, there may be no material adverse changes in the business of either company from the date hereof through the closing of this transaction.

6. Counterparts. This Letter of Intent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Entire Agreement. This Letter of Intent constitutes the entire agreement of the parties covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind other than as set forth herein.

     If the foregoing accurately reflects our discussions, please execute and return to the undersigned one copy of this letter.

                                      MORNINGSTAR INDUSTRIAL HOLDINGS CORP.

                                      By: _____________________________________
                                      Michelle Dobson
                                      President


AGREED AND ACCEPTED
this ____ day of April, 2006


LIVERPOOLE, INC.


By: _______________________________
Name:
Title: